IDENTIV REPORTS FOURTH QUARTER AND FISCAL 2013 RESULTS

Q4 highlights include improved gross profit margin, positive adjusted EBITDA and stronger balance sheet

FREMONT, Calif., March 20, 2014 – Identive Group, Inc. (NASDAQ: INVE) reports its financial results for the fourth quarter (Q4) and year ended December 31, 2013.

“We have made excellent progress in Q4 to simplify and focus the business as we lay the foundation for growth in 2014,” said Jason Hart, chief executive officer of Identiv. “We have transformed from a group of separate businesses to a single, unified company focused on delivering high-growth trust solutions for the Internet of Things. The divestment of underperforming and non-core activities in addition to consolidating the remaining operations has eliminated over $12 million of debt from our balance sheet and reduced headcount by nearly 25 percent.”

Quarterly Review (Q4 2013 compared with Q4 2012)

Note: financial results contained in this release reflect the continuing operations of Identiv only and exclude discontinued operations of non-core businesses sold in December 2013 and January 2014.

  Total revenues for continuing operations were in line with guidance at $19.9 million, compared to $21 million. The quarter over quarter change is primarily a result of the October 2013 U.S. government shutdown.
  Trust solutions for information grew, with sales of cloud-based credential provisioning and management services increasing 21 percent and smart card reader shipments increasing 11 percent. Sales of trust solutions for everyday items (RFID and NFC products) increased 13 percent to meet demand for electronic game toys and other Internet of Things applications.
  GAAP gross profit margin improved to 44 percent, compared to 42 percent, primarily due to improving margins for RFID and NFC products arising from higher sales volumes and increased capacity utilization.
  Identiv signed two new substantial sales partners: a global telecommunications and business solutions provider, and one of the largest global security distributors. As an early indication of success with these partners, initial product orders to support a government e-health program were received in Q4, with the bulk of delivery in 2014 and 2015.
  Base operating expenses, which include research and development, sales and marketing, and general and administrative costs, were $9.2 million, compared with $8.6 million. During Q4 the Company hired additional sales and marketing personnel and began to build a global organization to oversee product management and deliver new marketing and lead generation programs.
  Identiv achieved its second consecutive quarter of positive adjusted EBITDA, which was $0.4 million, compared with $0.9 million. Including impairment charges and restructuring costs totaling $5.2 million, GAAP loss from continuing operations was $(5.7) million, or $(0.09) per share, compared with GAAP gain from continuing operations of $1.2 million, or $0.01 per share in the comparable prior year period.
  Cash and cash equivalents were $5.1 million at December 31, 2013, compared with $7.5 million at September 30, 2013, which excludes $2.0 million of temporary concession receipts from a divested business that were remitted to caterers at the beginning of October.

Fiscal Year 2013 Highlights

  Total revenue was $75.6 million in 2013, up 4 percent from $72.4 million in 2012. Sales of trust solutions for everyday items grew more than 50 percent, driven by strong demand as Identiv delivered more than 100 million RFID tags for electronic game toys. Sales of trust solutions for information grew as shipments of smart card reader products increased 10 percent, and sales of cloud-based credential services climbed 68 percent with the receipt of first significant long-term contracts. The U.S. budget sequester and government shutdown contributed to a 29 percent decrease in sales of trust solutions for premises.
  Adjusted EBITDA in 2013 was $(1.1) million, compared with $(2.9) million in 2012.
  Identiv signed an OEM relationship with one of North America’s largest security system integrators.

Hart added, “Q4 was the first full quarter for the new management team as we focused on simplifying the business and addressing the cost structure. The significant shift in costs from G&A to sales, marketing and engineering represent an investment in growth. We will shortly launch our new corporate vision which embraces the strengths of our people and technology as we align to the high growth trust solutions for the rapidly expanding connected world.”

Guidance

The company is providing guidance for fiscal year 2014 of revenue between $80 million and $90 million and adjusted EBITDA positive on an annual basis.

Conference Call and Webcast Information

Identiv will host a conference call and audio webcast today at 5:00 PM Eastern Time, which can be accessed by dialing 888.771.4371 (toll free within the U.S.) or +1 847.585.4405 (for international callers) and using passcode 36855924. A webcast of the call can be accessed by visiting the investor relations section of the Company’s website at www.identiv.com, and by clicking on “Presentations & Webcasts,” where it also will be archived for 30 days. An audio replay of the call also will be available for one week and can be accessed by dialing 888.843.7419 (toll free within the U.S.) or +1 630.652.3042 (for international callers) and using passcode 36855924.

About Identiv

Identiv is a global security technology company that establishes trust in the connected world, including premises, information and everyday items. CIOs, CSOs and product departments rely upon Identiv’s Trust Solutions to reduce risk, achieve compliance and protect brand identity. Identiv Trust Solutions are implemented using standards-driven products and technology, such as digital certificates, mobility and cloud services. For more information, visit www.identiv.com.

Non-GAAP Financial Measures (Unaudited)

This release includes financial information that has not been prepared in accordance with GAAP, including non-GAAP gross profit margin, adjusted EBITDA and non-GAAP net income (loss) and net income (loss) per share. Identiv uses these non-GAAP financial measures internally in analyzing our financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. The non-GAAP financial results discussed above exclude items detailed in the reconciliation table and accompanying footnotes contained within this release. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures as detailed in this release.

Note Regarding Forward Looking Information:

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by words such as “anticipates,” “believes,” “plans,” “will,” “intends,” “expects,” and similar references to the future. Examples of such statements include, without limitation, statements regarding our expectations for additional revenue from new sales partnerships; our ability to establish a stable financial platform on which to execute our strategy to deliver trust solutions; our expectations from increased investments in sales, marketing and engineering; and our ability to achieve the level of revenues and adjusted EBITDA results in 2014 for which we have provided guidance. Readers should not unduly rely on these forward-looking statements, which are not a guarantee of future performance and are subject to a number of risks and uncertainties, many of which are outside our control, which could cause our actual business and operating results to differ. Factors that could cause actual results to differ materially from those in the forward-looking statements include our ability to realize cost savings from the restructuring of our operations; our ability to increase revenues through new sales and marketing programs and sales partnerships; our ability to successfully develop and commercialize new products and solutions that satisfy the evolving and increasingly complex requirements of customers; our ability to finance continued investments in technology, products and manufacturing capacity to develop products and solutions for the market; whether the markets in which we participate or target may grow, converge or standardize at anticipated rates or at all, including the markets that we are targeting; our ability to successfully compete in the markets in which we participate or target; our ability to meet our sales forecasts; our ability to meet financial covenants of our loan agreement; our ability to meet growing demand for our products; and general global political and economic factors which are beyond our control but may unduly impact our markets and our business. For a discussion of further risks and uncertainties related to our business, please refer to our public company reports, including our Annual Report on Form 10-K for the year ended December 31, 2012 and subsequent reports filed with the U.S. Securities and Exchange Commission. All forward-looking statements are based on information available to us on the date hereof, and we assume no obligation to update such statements.

###

Note: Identiv and the Identiv logo are trademarks of Identive Group, Inc., registered in many jurisdictions worldwide. All other company, product or service names may be trademarks or registered trademarks of others and are the property of their respective owners.

Investor Contact:	Media Contacts:
Darby Dye	Lesley Sullivan/Joann Wardrip
949-553-4251	MSL Group
ddye@identiv.com	781-684-0770
identivegroup@mslgroup.com

– FINANCIALS FOLLOW –

IDENTIVE GROUP, INC.
Consolidated Statements of Operations
(In thousands, except per share data)
	(Unaudited)

		Three Months Ended			Twelve Months Ended

	December 31,	September 30,	December 31,	December 31,	December 31,
	2013	2013	2012	2013	2012

Net revenue	$19,912	$21,203	$21,043	$75,610	$72,361
Cost of revenue	11,162	11,189	12,203	41,970	40,358

Gross profit	8,750	10,014	8,840	33,640	32,003
Operating expenses:
Research and development	1,071	1,642	1,515	6,277	6,965
Selling and marketing	4,951	4,541	4,170	18,969	19,124
General and administrative	3,154	3,856	2,946	14,189	14,880
Re-measurement of contingent consideration	-	-	-	-	(5,463)
Impairment of long-lived assets	-	178	-	178	13,410
Impairment of goodwill	4,637	10,935	17	15,572	17,027
Restructuring and severance	518	1,252	47	1,770	325

Total operating expenses	14,331	22,404	8,695	56,955	66,268

Gain (loss) from operations	(5,581)	(12,390)	145	(23,315)	(34,265)
Other income (expense)	-	-	28	-	(108)
Interest expense, net	(566)	(387)	(485)	(2,169)	(1,077)
Foreign currency gain, net	249	283	393	710	296

Gain (loss) from continuing operations before income
taxes and non-controlling interest	(5,898)	(12,494)	81	(24,774)	(35,154)
Income tax (provision) benefit	209	(363)	1,099	(47)	5,755

Gain (loss) from continuing operations	(5,689)	(12,857)	1,180	(24,821)	(29,399)

Gain (loss) from discontinued operations, net of income	3,488	(12,678)	(711)	(10,977)	(24,169)

taxes
Consolidated net gain (loss)	(2,201)	(25,535)	469	(35,798)	(53,568)

Less: Net gain (loss) attributable to noncontrolling
interest	(775)	1,322	(292)	933	3,232
Net gain (loss) attributable to Identive Group,
Inc.stockholders' equity	$(2,976)	$(24,213)	$177	$(34,865)	$(50,336)

Basic and diluted loss per share attributable to Identive
Group, Inc. stockholders' equity:
Gain (loss) per share from continuing
operations	$(0.09)	$(0.18)	$0.01	$(0.36)	$(0.44)

Gain (loss) per share from discontinued
operations	$0.05	$(0.19)	$(0.01)	$(0.17)	$(0.40)

Net loss per share	$(0.04)	$(0.37)	$0.00	$(0.53)	$(0.84)

Weighted average shares used to compute basic and

diluted loss per share	74,132	65,518	60,165	66,327	59,623

IDENTIVE GROUP, INC.
Consolidated Balance Sheets
(In thousands; unaudited)

	December 31,	December 31,
	2013	2012

ASSETS
Current assets:
Cash and cash equivalents	$5,095	$6,109
Accounts receivable, net of allowances	13,289	13,842
Inventories	9,098	7,609
Prepaid expenses	957	976
Other current assets	1,766	2,064
Current assets of discontinued operations	2,624	6,590
Total current assets	32,829	37,190
Property and equipment, net	5,876	5,889
Goodwill	8,991	24,664
Intangible assets, net	10,196	11,676
Other assets	867	1,671
Long-term assets of discontinued operations	---	23,815
Total Assets	$58,759	$104,905
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,353	$9,805
Liability to related party	1,073	1,098
Financial liabilities	2,971	2,842
Deferred revenue	729	641
Accrued compensation and related benefits	3,383	2,503
Other accrued expenses and liabilities	5,239	3,948
Current liabilities of discontinued operations	1,630	16,481
Total current liabilities	24,378	37,318
Long-term liability to related party	5,648	6,177
Long-term financial liabilities	3,051	6,167
Other long-term liabilities	938	721
Long-term liabilities of discontinued operations	---	4,932
Total liabilities	34,015	55,315
Total stockholders’ equity	24,744	49,590
Total liabilities and stockholders’ equity	$58,759	$104,905

	IDENTIVE GROUP, INC.
Reconciliation of GAAP and Non-GAAP Financial Information
	(In thousands)
	(unaudited)

	Three months ended				Twelve months ended

	December 31,	September 30,	December 31,	December 31,	December 31,
	2013	2013	2012	2013	2012

Reconciliation of GAAP and non-GAAP gross
profit margin
GAAP cost of revenue	$11,162	$11,189	$12,203	$41,971	$40,358
Reconciling items included in GAAP cost of
revenue:
Stock-based compensation	(12)	(18)	(11)	(68)	(47)
Transition and integration costs	-	-	(1)	-	(168)
Amortization and depreciation	(359)	(332)	(281)	(1,371)	(1,601)

Total reconciling items included in GAAP cost of
revenue	(371)	(350)	(293)	(1,439)	(1,816)

Non-GAAP cost of revenue	$10,791	$10,839	$11,910	$40,532	$38,542

Non-GAAP gross profit margin	46%	49%	43%	46%	47%

Reconciliation of GAAP and non-GAAP
operating expenses
GAAP operating expenses	$14,331	$22,404	$8,695	$56,955	$66,268
Reconciling items included in GAAP operating
expenses:
Impairment of long-lived assets	-	(178)	-	(178)	(13,410)
Impairment of goodwill	(4,637)	(10,935)	(17)	(15,572)	(17,027)
Stock-based compensation	(313)	(236)	(336)	(1,352)	(1,275)
Re-measurement of contingent consideration	-	-	-	-	5,463
Pension expenses	143	(25)	(17)	68	(17)
Gain/Loss on disposal of fixed assets	(28)	1	(59)	(27)	(74)
Amortization and depreciation	(365)	(338)	(463)	(1,625)	(2,101)
Acquisition costs	-	-	-	(13)	(240)
Transition and integration costs	77	(72)	470	(267)	(579)
Restructuring and severance	(518)	(1,252)	(47)	(1,770)	(325)

Total reconciling items included in GAAP
operating expenses	(5,641)	(13,035)	(469)	(20,736)	(29,585)

Non-GAAP operating expenses	$8,690	$9,369	$8,226	$36,219	$36,683

Reconciliation of GAAP net loss to Adjusted
EBITDA
Net loss attributable to Identive Group, Inc.	$(2.976)	$(24,213)	$177	$(34,865)	$(50,336)
Reconciling items included in GAAP net loss:
Provision (benefit) for income taxes	(209)	363	(1,099)	47	(5,755)
Net loss attributable to noncontrolling interest	775	(1,322)	292	(933)	(3,232)
Gain(loss) from discontinued operations, net of
income taxes	(3,488)	12,678	711	10,976	24,169
Foreign currency losses (gains), net	(249)	(283)	(393)	(710)	(296)
Interest expense (income), net	566	387	485	2,169	1,077
Other expense (income), net	-	-	(28)	-	108
Impairment of long-lived assets	-	178	-	178	13,410
Impairment of goodwill	4,637	10,935	17	15,572	17,027
Stock-based compensation	325	254	347	1,420	1,322
Re-measurement of contingent consideration	-	-	-	-	(5,463)
Pension expenses	(143)	25	17	(68)	17
Amortization and depreciation	724	670	744	2,996	3,702
Acquisition costs	-	-	-	13	240
Transition and integration costs	(77)	72	(469)	267	747
Gain/loss on disposal of fixed assets	28	(1)	59	27	74
Restructuring and severance	518	1,252	47	1,770	325

Total reconciling items included in GAAP net loss	3,407	25,208	730	33,724	47,472

Adjusted EBITDA	$431	$995	$907	$(1,141)	$(2,864)